UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2010

Commission File Number 333-31395

VillageEDOCS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0668917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1401 N. TUSTIN AVENUE, SUITE 230, SANTA ANA, CA	92705
(Address of principal executive offices)	(Zip Code)

(714) 734-1030
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

VillageEDOCS, Inc. (the “Company”) has filed a Form 15 today with the Securities and Exchange Commission (“SEC”) to voluntarily deregister its common stock.  As of August 10, 2010, shareholders owning in excess of 56% of our shares of common stock have approved a 1-for-10,000 reverse split of our common stock, followed by a 10,000 for 1 forward split, such that shareholders owning less than one whole share following the reverse split will receive cash in lieu of fractional interests in the amount equal to $0.015 per share for each pre-split share that becomes a fractional interest.  The Certificates of Amendment to our Certificate of Incorporation were filed with the Delaware Secretary of State on August 10, 2010.  As a result, shareholders owning fewer than 10,000 shares of our common stock on a pre-split basis at the close of business on the record date will no longer be shareholders of the Company.  The Company is eligible to deregister because it has fewer than 300 holders of record of its common stock as of the date of the Form 15 as a result of the stock split transaction.  In filing the Form 15, the Company's obligations to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, are immediately suspended.  The Company expects that deregistration of its common stock will become effective within 90 days.

The Company is deregistering because it believes that the incremental cost of compliance with the Sarbanes-Oxley Act of 2002 and other public company reporting requirements does not provide a discernable benefit to the Company and is not in the best interests of its shareholders. Factors influencing the Company's decision include the following:

– The high accounting, legal and administrative costs of preparing and filing periodic reports and other filings with the SEC in comparison to the size of the Company.
– The need for senior management of the Company to devote more time to the business of the Company.
– The need to maintain the confidentiality of sensitive business information that would otherwise require SEC disclosure.
– The already limited trading in the Company's common stock.
– The fact that current trading prices of the common stock make it unlikely that the Company could effectively use its common stock to compensate employees, raise capital or make acquisitions.

As a result of deregistering with the SEC, the Company's common stock will cease to be eligible to trade on the Over-the-Counter Bulletin Board. The Company's securities will continue to be traded over the counter on the Pink Sheets, but the Company can make no assurance that any broker will continue to make a market in the Company's common stock.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2010	VillageEDOCS, Inc.

	By:	/s/ Michael A. Richard
	Print Name:	Michael A. Richard
	Title:	Chief Financial Officer